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                                                                   EXHIBIT 21.01

                                IDT CORPORATION

                              LIST OF SUBSIDIARIES

                         IDT America, Corp.
                         IDT International, Corp.
                         IDT Internet Services, Inc.
                         Internet Online Services, Inc.
                         IDT Global Ltd.
                         Media Response, Inc.
                         Net2Phone, Inc.
                         Rock Enterprises, Inc.
                         Yovelle Renaissance Corporation
                         Genie Interactive, Inc.
                         InterExchange, Inc.
                         Doublestone Computing Enterprises, Inc.
                         Blue Sky Software, Inc.
                         Altom Associates, Inc.
                         Mikulynec Associates, Inc.
                         Union Telecard Alliance, LLC
                         IDT Europe B.V.
                         Forminto Ltd.